THE BANK OF NEW YORK
101 Barclay Street
New York, New York 10286
January 13, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:	 Depositary Shares Evidenced by
	        American Depositary Receipts for
	Common Shares of the par value of
	40 Ruble each of Open Joint Stock Company "Moscow City Telephone Network", (File No. 333-10464)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which

American Depositary Receipts are to be issued, we enclose a copy of the revised prospectus (the "Prospectus") for of Open Joint Stock Company "Moscow City

Telephone Network".

As required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6

Registration Statement, the Prospectus consists of the ADR certificate for Open

Joint Stock Company "Moscow City Telephone Network".

Due to the par value change of Open Joint Stock Company "Moscow City Telephone

Network", the Prospectus has been revised to reflect the new par value which states that:

"Effective October 30, Moscow City Telephone Network has changed the par value of its ordinary shares from 20 Ruble each to 40 Ruble each".

Very truly yours,

/s/ Tatyana Vesselovskaya
Account Administrator
Tel #(212) 815-2221
Fax #(212) 571-3050

cc:	Paul Dudek, Esq.
	(Office of International Corporate Finance)